Exhibit 10.2

THIS AGREEMENT HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), UNDER APPLICABLE STATE SECURITIES LAWS OR UNDER THE LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF ANY OTHER JURISDICTION, IN EACH CASE IN ACCORDANCE WITH THE RESTRICTIONS DESCRIBED HEREIN.  THE ISSURER HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), IN RELIANCE ON THE EXEMPTION SET FORTH IN SECTION 3(C)(7) THEREOF.  ANY TRANSFER OF THIS AGREEMENT HAVING THE EFFECT OF REQUIRING (1) THIS AGREEMENT TO BE REGISTERED UNDER THE SECURITIES ACT,  UNDER APPLICABLE STATE SECURITES LAWS OR UNDER THE LAWS OF ANY OTHER JURISDICTION; OR (2) THE ISSUER TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT WILL NOT BE PERMITTED.

ACA PARLIAMENT FUNDING, L.L.C.

INVESTMENT AGREEMENT

                                INVESTMENT AGREEMENT, dated as of March 11, 2005 between ACA Parliament Funding, L.L.C., a special purpose limited liability company formed under the laws of the State of Delaware, (the “Issuer”) and Premium Asset Trust, with respect to Premium Asset Trust, ACA Trust Series 1 (the “Investor”).

                                WHEREAS, this Agreement (capitalized terms used in these recitals being used as defined elsewhere herein) is issued in consideration of the payment of the Net Deposit by the Investor;

                                WHEREAS, the Issuer agrees to make periodic payments to the Investor as provided herein; and

                                WHEREAS, concurrently with the issuance of this Agreement the Issuer will cause the Insurer to issue the Insurance Policy.

                                NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

                                Section 1.              Definitions.

                                As used herein, the following terms have the meanings indicated;

                                “Agreement” means this Investment Agreement between the Issuer and the Investor.

                                “Agreement Termination Date” means the earlier of (i) the Scheduled Termination Date, and (ii) the Early Termination Date, if any (or if any such date is not a Business Day, the Agreement Termination Date shall be the immediately succeeding Business Day).

                                “Business Day” means any day which is not (i) a Saturday or Sunday or (ii) a day on which commercial banks in the State of New York or in London, England are authorized or required by law to be closed.

                                “Calculation Agent” means the Issuer.

                                “Certificate Guaranty” means Financial Guaranty Insurance Policy No. SF0305-03 issued by the Insurer, including the endorsement thereto.

                                “Default Rate” shall mean a rate per annum equal to the USD-Federal Funds-H.15 Rate (as defined in the 2000 ISDA Definitions) plus 1% per annum.

                                “Deposit Amount” means $100,000,000.

                                “Deposit Fund” means an account established by the Issuer under the terms of this Agreement to receive the Deposit Amount.

                                “Early Termination Date” shall mean the date on which this Agreement is terminated in the event that the entire balance of the Deposit Fund has been paid by the Issuer to the Investor.

                                “Guarantor Default” means the failure of the Insurer to make a payment due under the Insurance Policy, in accordance with its terms, but only during the period that the Insurer is in default on any of its obligations to pay any amount pursuant to the terms of the Certificate Guaranty as and when due.

                                “Guaranty Trust” means PATS/ACA Guaranty Trust, a statutory trust formed under the laws of the State of Delaware, as beneficiary of the Certificate Guaranty.

                                “Insurance Policy” means Financial Guaranty Insurance Policy No. SF0305-02 issued by the Insurer, including the endorsement thereto.

                                “Insurer” means ACA Financial Guaranty Corporation, a Maryland stock insurance company.

                                “Interest Payment Date” means the 11th day of each March, June, September and December (or if any such day is not a Business Day, such Interest Payment Date shall be the immediately succeeding Business Day), commencing June 11, 2005; provided, that the final Interest Payment Date shall be on the Agreement Termination Date.

                                “Interest Period” means, with respect to an Interest Payment Date, the period from and including the immediately preceding Interest Payment Date (or the Investment Date with respect to the initial Interest Payment Date) to, but excluding the current Interest Payment Date.

                                “Interest Rate” means three-month LIBOR plus 1.25% calculated on an Actual/360 basis (where “Actual” is the actual number of days in the Interest Period).

                                “Investment Date” means March 11, 2005.

                                “LIBOR” means the rate determined as of the applicable LIBOR Determination Date in accordance with the following provisions:

                (i)            LIBOR  for any Interest Period shall equal the offered rate, as determined by the Calculation Agent, for deposits in U.S. dollars for the Designated Maturity which appears on Telerate Page 3750 (or such other page as may replace such Telerate Page 3750 for the purpose of displaying comparable rates) as of 11:00 a.m., London time, on the applicable LIBOR Determination Date.

                (ii)           If, on any LIBOR Determination Date, such a rate does not appear on Telerate Page 3750 (or such other page as may replace such Telerate Page 3750 for the purpose of displaying comparable rates), the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks to prime banks in the London interbank market for U.S. dollar deposits of the Designated Maturity, by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such LIBOR Determination Date made by the Calculation Agent to the Reference Banks.  If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean.  If, on any LIBOR Determination Date, fewer than two Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in New York City, selected by the Calculation Agent, are quoting on the relevant LIBOR Determination Date for U.S. dollar deposits of the Designated Maturity to the principal London offices of leading banks in the London interbank market.

                (iii)          If the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures described above, with respect to such Interest Period, LIBOR shall be the arithmetic mean of the Base Rate for each day during such Interest Period.

                                For purposes of clause (i) above, all percentages from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point.  For purposes of clauses (ii) and (iii) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one-thirty-second of a percentage point.

                                For purposes of determining LIBOR for the initial Interest Period (in the event that the Designated Maturity for the initial Interest Period is not an integer), the rate shall be determined by interpolating from the rate corresponding to the integer maturity obtained when the Designated Maturity is rounded down and the rate corresponding to the integer maturity obtained when the Designated Maturity is rounded up.

                                As used herein:

                “Base Rate” means a fluctuating rate of interest determined by the Calculation Agent as being the rate of interest most recently announced by the Base Rate Reference Bank at its New York office as its base rate, prime rate, reference rate or similar rate for U.S. dollar loans.  Changes in the Base Rate will take effect simultaneously with each change in the underlying rate.

                “Base Rate Reference Bank” means Bank of New York, or if such bank ceases to exist or is not quoting a base rate, prime rate, reference rate or similar rate for U.S. dollar loans, such other major money center commercial bank in New York City, as is selected by the Calculation Agent.

                “Designated Maturity” means three months.

                “LIBOR Determining Date” means, with respect to any Interest Period, the second London Banking Day prior to the first day of such Interest Period.

                “London Banking Day” means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

                “Reference Banks” means four major banks in the London interbank market selected by Calculation Agent.

                The establishment of LIBOR shall (in the absence of manifest error) be final, conclusive and binding upon each of the Issuer and the Investor and any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns.  The Calculation Agent shall have no liability or responsibility to any person for (i) its selection of any location for purposes of determining any offered quotations or (ii) its inability, following a good faith reasonable effort, to obtain any quotations from banks or to obtain quotations from the Telerate Page 3750 or to determine any arithmetic means, all as provided herein.

“Net Deposit” means $99,000,000.

“Scheduled Termination Date” means March 11, 2010.

Section 2.              Provisions Relating to the Deposit Fund.

2.1.          Deposit Fund.

                The Issuer hereby establishes the Deposit Fund and will maintain the Deposit Fund on its books and records.  At the end of any day, the balance of the Deposit Fund will be equal to: (i) the Deposit Amount, plus (ii) accrued but unpaid interest thereon, minus (iii) any amounts withdrawn to make payments to the Investor as set forth in Section 2.2.  The Issuer will credit interest to the Deposit Fund on a simple interest basis at the Interest Rate.  For the avoidance of doubt, the Interest Rate will be computed on the basis of a 360-day year and the actual number of days elapsed during each Interest Period, including any adjustment to the number of days in an Interest Period as a result of the related Interest Payment Date and/or the preceding Interest Payment Date being moved from a day that is not a Business Day.

                                2.2           Payments.

                                (a)           On each Interest Payment Date (including the Agreement Termination Date), the Issuer shall pay all accrued interest for the related Interest Period to the Investor in accordance with the wire instructions set forth in Section 7.10 herein.

                                (b)           On the Agreement Termination Date, the Issuer shall pay to the Investor, in accordance with the wire instructions set forth in Section 7.10 herein, the Deposit Amount.

                                (c)           In the event the Issuer fails to make any payment due under this Agreement on the due date thereof, the Issuer will be required to pay interest on any overdue amount to the Investor on demand for the period from and including the original due date for payment, to but excluding the date of actual payment at the Default Rate.

                                2.3           Termination.

                                This Agreement shall terminate on the Agreement Termination Date.  Upon such termination, the Issuer shall transfer to the Investor any amounts remaining in the Deposit Fund that have not been previously paid hereunder.

                                Section 3.              Delivery of Policy.

                                On or before the Investment Date, the Issuer shall deliver or cause to be delivered to the Investor the Insurance Policy.

                                Section 4.              Taxes.

                                4.1           United States Withholding Taxes.

                                All amounts due in respect of this Agreement will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax payments on this Agreement unless the withholding or deduction is required by law.

                                4.2           Tax Treatment.

                                The Issuer and Investor each agree to treat this Agreement as indebtedness for U.S. federal income tax purposes upon which interest is payable.

                                Section 5.              Default.

                                5.1           Events of Default

                                Subject to Section 5.2, the following events shall constitute events of default under this Agreement (each an “Event of Default”):

                                (a)           The Issuer shall fail to make any payment of interest when due and such failure shall have continued for one (1) Business Day after the due date thereof.

                                (b)           The Issuer shall fail to make any payment of principal when due and such failure shall have continued for one (1) Business Day after the due date thereof.

                                (c)           The Issuer or the Insurer shall (i) voluntarily commence any proceeding or file any petition seeking relief under the United States Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such party or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take action for the purpose of effecting any of the foregoing.

                                (d)           An involuntary proceeding shall be commenced or any involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Issuer or the Insurer, or of a substantial part of either of their properties,  under the United States Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency or similar law or (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Issuer or the Insurer, or for a substantial part of either of their properties; and such proceeding or petition shall continue undismissed for ninety (90) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) days.

                                (e)           The termination (other than pursuant to its terms) or repudiation of the Insurance Policy or the taking of any other action by the Insurer which challenges the validity of the Insurance Policy.

                                (f)            Any representation of or warranty furnished to the Investor (or the Guaranty Trust, if applicable) in connection with this Agreement (or the Insurance Policy or the Certificate Guaranty, if applicable) is materially false or misleading when made.

                                5.2           Rights and Obligations Upon a Guarantor Default and an Event of Default.

                                (a)           Notwithstanding anything to the contrary, no default or Event of Default under this Agreement shall be existing unless a concurrent Guarantor Default shall have occurred and be continuing.  For the avoidance of doubt, the failure by the Issuer to make any payment under this Agreement when due (taking into account any applicable grace period) shall not result in a default or Event of Default under this Agreement unless the Insurer fails to make: (i) the related payment under the Insurance Policy and (ii) during the period that the Certificate Guaranty is outstanding, the related payment under the Certificate Guaranty, in each case in accordance with the terms of the applicable guaranty.

                                (b)           Upon the concurrent occurrence and continuance of (1) a Guarantor Default, and (2) and Event of Default specified in Section 5.1(c) or (d) above, the entire balance of the Deposit Amount (plus accrued but unpaid interest thereon) shall immediately become due and payable.  Upon the concurrent occurrence and continuance of (1) a Guarantor Default, and (2) an Event of Default specified in Section 5.1(a), (b), (e) or (f) above, the Investor may, by written notice to the Issuer and the Insurer, declare the entire Deposit Amount (plus accrued but unpaid interest thereon) immediately due and payable.

                                Section 6.              Representations and Warranties.

                                6.1.          Representations and Warranties of the Investor.

                                The Investor represents and warrants to the Issuer that:

                                                                (i)            it has the power and is duly authorized to enter into this Agreement and to perform all of its obligations contemplated hereunder;

                                                                (ii)           this Agreement constitutes a legal, valid and binding obligation of the Investor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws relating to or limiting the enforceability of creditors’ rights generally, or general equitable principles regardless of whether such enforcement is sought in a proceeding at law or in equity;

                                                                (iii)          the execution, delivery and performance of this Agreement by the Investor does not and will not result in a breach or violation of, or cause a default under its certificate, articles of incorporation, declaration of trust, charter or bylaws, as applicable, or any agreement, instrument, mortgage, judgment, injunction or order applicable to it or any of its property or any provision of any law, regulation, order, indenture, contract or agreement binding upon the Trustee.

                                6.2           Representations and Warranties of the Issuer.

                                The Issuer represents and warrants to the Investor that:

                                                                (i)            it is duly authorized to enter into this Agreement and the transactions contemplated hereby;

                                                                (ii)           this Agreement constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws relating to or limiting the enforceability of creditors’ rights generally, or general equitable principles, in a proceeding at law or in equity; and

                                                                (iii)          the execution, delivery and performance of this Agreement by the Issuer does not and will not result in a breach or violation of, or cause a default under its limited liability company agreement or any agreement, instrument, mortgage, judgment, injunction or order applicable to it or any of its property or any provision of any law, regulation, order, indenture, contract or agreement binding upon the Issuer.

                                Section 7.              Miscellaneous.

                                7.1           Waiver and Amendment.

                                No failure or delay on the part of the Issuer or the Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy.  The rights and remedies of Issuer or the Investor hereunder are cumulative and are not exclusive of any rights or remedies provided by law or equity or in any other contract between the Issuer or the Investor or the Insurer.  No provision of this Agreement may be amended, waived, modified or terminated, except in a writing duly signed by the Issuer and the Investor, with the prior written consent of the Insurer.

                                7.2           Survival.

                                All warranties, representations and obligations contained herein or in any of the instruments or documents delivered pursuant to this Agreement shall survive the delivery of any such instruments or documents.

                                7.3           Successors and Assigns.

                                This Agreement shall bind and the benefits hereof shall inure to the parties hereto and their respective successors and assigns.  Notwithstanding the foregoing, this Agreement, and the obligations and rights arising out of this Agreement or any part hereof, shall not be sold, pledged or assigned or otherwise transferred by the Issuer or the Investor without the prior written consent of the other party hereto and the Insurer; provided however, that the Investor may transfer this Agreement or any of its interests or obligations hereunder to any person or entity without the prior written consent of the parties hereto upon the occurrence of an Event of Default hereunder.

                                7.4           Agreement in Registered Form.

                                The Issuer shall keep and maintain a register for the registration and registration of transfers of this Agreement.  The name and address of the Investor and the name and address of any permitted transferee of this Agreement pursuant to Section 7.3 shall be registered in such register.  The person in whose name this Agreement shall be registered shall be deemed and treated as the owner and holder of this Agreement for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary.  Accordingly, this Agreement shall constitute an obligation in registered form, within the meaning of Treasury Regulations Section 1.871-14(c)(1) and Temporary Treasury Regulations Section 5f.103-1(c), for United States federal income and withholding tax purposes.

                                7.5           Governing Law.

                                Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, this Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

                                7.6           Severability.

                                To the fullest extent permitted by applicable law, in the event any provision of this Agreement is declared invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

                                7.7           Counterparts.

                                This Agreement may be executed in any number of copies and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

                                7.8           Integration of Terms.

                                This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

                                7.9           Descriptive Headings.

                                The descriptive headings of the various articles and sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                                7.10         Notices and Wire Transfer Directions.

                                (a)           All written notices, requests, demands and other communications hereunder shall be deemed to have been duly given or made when actually received.  All such communications shall be addressed to the attention of each person listed below, or to such other address or to the attention of such other person as such party shall have designated in writing to the other parties hereto and to the Insurer.

If to the Issuer:

ACA Parliament Funding, L.L.C.

c/o ACA Service Corporation

140 Broadway, 47th Floor

New York, New York  10005

Attention:  Chief Financial Officer

Telephone:  212-375-2000

Facsimile:  212-375-2100

with a copy to:  General Counsel

Telephone:  212-375-2000

Facsimile:   212-375-2302

If to the Insurer:

ACA Financial Guaranty Corporation

140 Broadway, 47th Floor

New York, New York  10005

Attention:  Chief Financial Officer

Telephone: 212-375-2000

Facsimile:  212-375-2100

with a copy to:  General Counsel

Telephone: 212-375-2000

Facsimile:  212-375-2302

If to the Investor:

Premium Asset Trust, with respect to Premium Asset Trust, ACA Trust Series 1

c/o Wilmington Trust Company, not in

its individual capacity but solely as Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention:  Corporate Trust Administration

Facsimile No.:  302-636-4140

Telephone No.:  302-651-1000

                                (b)           Unless otherwise designated in writing by any party to the other party hereto and the Insurer, wire transfers and instructions shall be made as follows:

If to the Issuer:

Bank Name:                           Wachovia Bank, N.A.

ABA No.:                              053000219

Account Name:                     ACA Parliament Funding, LLC

Account No.:                         7025300659

Attn:                                       IC 1817

If to the Investor:

                                7.11         Limitation of Wilmington Trust Company’s Liability.

                                It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally, but solely as trustee of the Investor, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Investor is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Investor, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Investor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Investor under this Agreement or any other related documents.

                                IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.

ACA PARLIAMENT FUNDING, L.L.C.

By:	/s/ Edward U. Gilpin
Name:
Title:

PREMIUM ASSET TRUST, WITH RESPECT TO PREMIUM ASSET TRUST, ACA TRUST SERIES 1

By:	Wilmington Trust Company, not in its
individual capacity, but solely as Trustee

By:	/s/ Roseline K. Maney
Name: Roseline K. Maney
Title: Vice President